UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2014

Spark Energy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36559	46-5453215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2105 CityWest Blvd., Suite 100

Houston, Texas 77042

(Address of Principal Executive Offices)

(Zip Code)

(713) 600-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 1, 2014, Spark Energy, Inc., a Delaware corporation (the “Company”), completed its initial public offering (the “Offering”) of 3,000,000 shares of its Class A common stock, par value $0.01 per share (“Class A Common Stock”), at a price to the public of $18.00 per share ($16.74 per share net of underwriting discounts and commissions and structuring fees) pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-196375) (as amended, the “Registration Statement”). The material terms of the Offering are described in the prospectus, dated July 28, 2014 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 30, 2014.

Transaction Agreement II

On July 30, 2014, in connection with the Offering, the Company entered into the Transaction Agreement II (the “Transaction Agreement”), by and among the Company, Spark HoldCo, LLC, a Delaware limited liability company (“Spark HoldCo”), NuDevco Retail, LLC, a Texas limited liability company (“NuDevco Retail”), NuDevco Retail Holdings, LLC, a Texas limited liability company (“NuDevco Retail Holdings”), Spark Energy Ventures, LLC, a Texas limited liability company (“SEV”), NuDevco Partners Holdings, LLC, a Texas limited liability company (“NuDevco Partners”) and Associated Energy Services, LP, a Texas limited partnership (“AES”), providing for, among other things: (a) the adoption and filing of the Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate”) and the cancellation of the Company’s previously issued and outstanding capital; (b) the issuance by the Company of 10,750,000 shares of Class B common stock, par value $0.01 per share (the “Class B Common Stock”) to Spark HoldCo; (c) the distribution by Spark HoldCo of 10,612,500 shares of Class B Common Stock to NuDevco Retail Holdings and 137,500 shares of Class B Common Stock to NuDevco Retail; (d) the execution and delivery of the Second Amended and Restated Limited Liability Company Agreement of Spark HoldCo (the “Spark HoldCo LLC Agreement”); (e) the purchase by the Company of 2,977,222 units in Spark HoldCo (the “Spark HoldCo Units”) from NuDevco Retail Holdings and the repayment of a $50,000 note payable using proceeds from the Offering; (f) the entrance into the Credit Agreement by and among the Company, as parent, Spark HoldCo, Spark Energy, LLC, a Texas limited liability company (“SE”) and Spark Energy Gas, LLC, a Texas limited liability company (“SEG”), as co-borrowers, SG Americas Securities, LLC, as sole lead arranger and sole bookrunner, Natixis, New York Branch, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., New York Branch, and RB International Finance (USA) LLC, as co-documentation agents and Compass Bank, as senior managing agent (the “New Credit Facility”); (g) the repayment of indebtedness by AES and the forgiveness of certain short term borrowings by AES; and (h) the distribution by SEV to NuDevco Partners of all of its interest in NuDevco Retail Holdings.

The foregoing description is qualified in its entirety by reference to the full text of the Transaction Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Amended and Restated Credit Facility

On August 1, 2014, in connection with the closing of the Offering, the Company entered into the New Credit Facility. The New Credit Facility has a borrowing capacity of $70.0 million and a maturity of two years from the closing of the Offering. If no event of default has occurred, the co-borrowers have the right, subject to approval by the administrative agent and certain lenders, to increase the borrowing capacity under the New Credit Facility to up to $120.0 million. The borrowing base is calculated primarily based on 80-90% of the value of eligible accounts receivable and unbilled product sales (depending on the credit quality of the counterparties) and inventory and other working capital assets. The co-borrowers under the New Credit Facility must prepay any amounts outstanding under the New Credit Facility in excess of the borrowing base (up to the maximum availability amount). Borrowings under the New Credit Facility will be available to fund expansions, acquisitions and working capital requirements for the Company’s operations and general corporate purposes, including member distributions.

At the Company’s election, interest will be generally determined by reference to: (a) the Eurodollar rate plus an applicable margin of up to 3.0% per annum (based upon the prevailing utilization); (b) the alternate base rate plus an applicable margin of up to 2.0% per annum (based upon the prevailing utilization); or (c) the rate quoted by Société Générale as its cost of funds for the requested credit plus 2.25%-2.50% per annum. The interest rate is generally reduced by 25 basis points if utilization under the New Credit Facility is below fifty percent. The New Credit Facility allows the Company to issue letters of credit, which reduce availability under New Credit Facility, at a cost of 2.00%-2.50% per annum of aggregate letters of credit issued.

The Company will pay an annual commitment fee of 0.375% or 0.5% on the unused portion of the New Credit Facility depending upon the unused capacity. The lending syndicate under the New Credit Facility is entitled to several additional fees including an upfront fee, annual agency fee, and fronting fees based on a percentage of the face amount of letters of credit payable to any syndicate member that issues a letter of credit. The New Credit Facility is secured by the capital stock of SE, SEG and the co-borrowers present and future subsidiaries, all of the co-borrowers and their subsidiaries’ present and future property and assets, including accounts receivable, inventory and liquid investments, and control agreements relating to bank accounts.

The New Credit Facility also contains covenants that, among other things, will require the maintenance of specified ratios or conditions as follows: (a) the Company must maintain a consolidated maximum senior secured leverage ratio, consisting of total liabilities to tangible net worth of not more than 7.0 to 1.0, as of the last day of each month; (b) the Company must maintain minimum consolidated net working capital at all times equal to the greater of (i) 20% of the aggregate commitments under the New Credit Facility, and (ii) $12,000,000; and (c) the Company must maintain a minimum consolidated tangible net worth at all times equal to the net book value of property, plant and equipment as of the closing date of the New Credit Facility plus the greater of (i) 20% of aggregate commitments under the New Credit Facility and (ii) $12,000,000.

In addition, the New Credit Facility contains customary affirmative covenants. The covenants include delivery of financial statements and other information (including any filings made with the SEC), maintenance of property and insurance, maintenance by the Company of holding company status, payment of taxes and obligations, material compliance with laws, inspection of property, books and records and audits, use of proceeds, payments to bank blocked accounts, notice of defaults and certain other customary matters. The New Credit Facility also contains additional negative covenants that will limit the Company’s ability to, among other things, do any of the following: (a) incur certain additional indebtedness; (b) grant certain liens; (c) engage in certain asset dispositions; (d) merge or consolidate; (e) make certain payments, distributions, investments, acquisitions or loans; (f) enter into transactions with affiliates; (f) make certain changes in lines of business or accounting practices, except as required by United States generally accepted accounting principles or its successor; (g) store inventory in certain locations; (h) place certain amounts of cash in accounts not subject to control agreements; (i) amend or modify billing services agreements and documents; (j) amend or modify risk management and credit policies; (k) engage in certain prohibited transactions; (l) enter into burdensome agreements; and (m) act as a transmitting utility or as a utility. Certain of the negative covenants listed above are subject to certain permitted exceptions and allowances.

The Company will be entitled to pay cash dividends to the holders of the Class A Common Stock and Spark HoldCo will be entitled to make cash distributions to NuDevco Retail Holdings and NuDevco Retail and the Company so long as: (a) no default exists or would result from such a payment; (b) the co-borrowers are in pro forma compliance with all financial covenants before and after giving effect to such payment; and (c) the outstanding amount of all loans and letters of credit does not exceed the borrowing base limits. Spark HoldCo’s inability to satisfy certain financial covenants or the existence of an event of default, if not cured or waived, under the New Facility could prevent the Company from paying dividends to holders of its Class A Common Stock.

The New Credit Facility contains certain customary representations and warranties and events of default. Events of default include, among other things, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults and cross-acceleration to certain indebtedness, certain events of bankruptcy, certain events under the Employee Retirement Income Security Act of 1974, as amended, material judgments in excess of $2.5 million, certain events with respect to material contracts, actual or asserted failure of any guaranty or security document supporting the New Credit Facility to be in full force and effect and changes of control. If such an event of default occurs, the lenders under the New Credit Facility would be entitled to take various actions, including the acceleration of amounts due under the facility and all actions permitted to be taken by a secured creditor.

The foregoing description is qualified in its entirety by reference to the full text of the New Credit Facility, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Tax Receivable Agreement

On August 1, 2014, in connection with the closing of the Offering, the Company entered into the Tax Receivable Agreement (the “Tax Receivable Agreement”), by and among the Company, NuDevco Retail Holdings, NuDevco Retail and W. Keith Maxwell III. The Tax Receivable Agreement generally provides for the payment by the Company to NuDevco Retail and NuDevco Retail Holdings of 85% of the net cash savings, if any, in U.S. federal, state and local income tax or franchise tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the Offering as a result of: (i) any tax basis increases resulting from the purchase by the Company of Spark HoldCo Units from NuDevco Retail Holdings prior to or in connection with the Offering, (ii) the tax basis increases resulting from the exchange of Spark HoldCo Units for shares of Class A Common Stock pursuant to the Exchange Right (as defined in the Tax Receivable Agreement) (or resulting from an exchange of Spark HoldCo Units for cash pursuant to the Cash Option (as defined in the Tax Receivable Agreement)) and (iii) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, any payments the Company makes under the Tax Receivable Agreement.

The payment obligations under the Tax Receivable Agreement are the Company’s obligations and not obligations of Spark HoldCo. For purposes of the Tax Receivable Agreement, cash savings in tax generally are calculated by comparing the Company’s actual tax liability to the amount the Company would have been required to pay had the Company not been able to utilize any of the tax benefits subject to the Tax Receivable Agreement. The term of the Tax Receivable Agreement commenced upon the completion of the Offering and will continue until all such tax benefits have been utilized or have expired, unless Spark HoldCo exercises its right to terminate the Tax Receivable Agreement.

In certain circumstances, the Company may be required to defer or partially defer any payment due to the holders of rights under the Tax Receivable Agreement. As described in the Prospectus, no Tax Receivable Agreement Payment will be made during 2014, and any future Tax Receivable Agreement Payments due with respect to a given taxable year are expected to be paid in December of the subsequent calendar year. During the five-year period commencing October 1, 2014, the Company will defer all or a portion of any Tax Receivable Agreement Payment (the “TRA Payment”) owed pursuant to the Tax Receivable Agreement to the extent that Spark HoldCo does not generate sufficient Cash Available for Distribution (as defined below) during the four-quarter period ending September 30th of the applicable year in which the TRA Payment is to be made in an amount that equals or exceeds 130% (the “TRA Coverage Ratio”) of the Total Distributions (as defined below) paid in such four-quarter period by Spark HoldCo. For purposes of computing the TRA Coverage Ratio: (a) “Cash Available for Distribution” is generally defined as the Adjusted EBITDA of Spark HoldCo for the applicable period, less (i) cash interest paid by Spark HoldCo, (ii) capital expenditures of Spark HoldCo (exclusive of customer acquisition costs) and (iii) any taxes payable by Spark HoldCo; and (b) “Total Distributions” are defined as the aggregate distributions necessary to cause the Company to receive distributions of cash equal to (i) the targeted quarterly distribution the Company intends to pay to holders of Class A Common Stock payable during the applicable four-quarter period, plus (ii) the estimated taxes payable by the Company during such four-quarter period, plus (iii) the expected TRA Payment payable during the calendar year for which the TRA Coverage Ratio is being tested.

In the event that the TRA Coverage Ratio is not satisfied in any calendar year, the Company will defer all or a portion of the TRA Payment to NuDevco Retail or NuDevco Retail Holdings under the Tax Receivable Agreement to the extent necessary to permit Spark HoldCo to satisfy the TRA Coverage Ratio (and Spark HoldCo is not required to make and will not make the pro rata distributions to its members with respect to the deferred portion of the TRA Payment). If the TRA Coverage Ratio is satisfied in any calendar year, the Company will pay NuDevco Retail or NuDevco Retail Holdings the full amount of the TRA Payment. Following the five-year deferral period, the Company will be obligated to pay any outstanding deferred TRA Payments (x) to the extent such deferred TRA Payments do not exceed (i) the lesser of the Company’s proportionate share of aggregate Cash Available for Distribution of Spark HoldCo during the five-year deferral period or the cash distributions actually received by the Company during the five-year deferral period, reduced by (ii) the sum of (a) the aggregate target quarterly dividends (which, for the purposes of the Tax Receivable Agreement, will be $0.3625 per share per quarter) during the five-year deferral period, (b) the Company’s estimated taxes during the five-year deferral period, and (c) all prior TRA Payments and (y) if with respect to the quarterly period during which the deferred TRA Payment is otherwise paid or payable, Spark HoldCo has or reasonably determines it will have amounts necessary to cause the Company to receive distributions of cash equal to the target quarterly distribution payable during that quarterly period. Any portion of the deferred TRA Payments not payable due to these limitations will no longer be payable.

The Tax Receivable Agreement provides that in the event that the Company breaches any of its material obligations, whether as a result of (i) its failure to make any payment when due (including in cases where its elects to terminate the Tax Receivable Agreement early, the Tax Receivable Agreement is terminated early due to certain mergers or other changes of control or the Company has available cash but fails to make payments when due under circumstances where it does not have the right to elect to defer the payment, as described below), (ii) the Company’s failure to honor any other material obligation under it, including the restriction on its ability to make distributions to holders of Class A Common Stock in excess of the initial targeted quarterly distribution while any TRA Payment is due and payable but unpaid, or (iii) by operation of law as a result of the rejection of the Tax Receivable Agreement in a case commenced under the United States Bankruptcy Code or otherwise, then all payment and other obligations under the Tax Receivable Agreement will be accelerated and will become due and payable applying the same assumptions described above.

Additionally, the Company has the right to terminate the Tax Receivable Agreement. If the Company elects to terminate the Tax Receivable Agreement early or it is terminated early due to certain mergers or other changes of control, the Company would be required to make an immediate payment equal to the present value of the anticipated future tax benefits subject to the Tax Receivable Agreement, which calculation of anticipated future tax benefits will be based upon certain assumptions and deemed events set forth in the Tax Receivable Agreement, including the assumption that the Company has sufficient taxable income to fully utilize such benefits and that any Spark HoldCo Units that NuDevco Retail Holdings or NuDevco Retail or its permitted transferees own on the termination date are deemed to be exchanged on the termination date. Any early termination payment may be made significantly in advance of the actual realization, if any, of such future benefits and significantly exceed the Company’s realized tax savings.

Payments are generally due under the Tax Receivable Agreement within 30 days following the finalization of the schedule with respect to which the payment obligation is calculated, although interest on such payments will begin to accrue from the due date (without extensions) of such tax return until the payment is made at a rate equal to the one-year LIBOR rate plus 200 basis points. Except in cases where the Company elects to terminate the Tax Receivable Agreement early, the Tax Receivable Agreement is terminated early due to certain mergers or other changes of control or the Company has available cash but fails to make payments when due, generally the Company may elect to defer payments due under the Tax Receivable Agreement if it does not have available cash to satisfy its payment obligations under the Tax Receivable Agreement or if its contractual obligations limit its ability to make these payments. Any such deferred payments under the Tax Receivable Agreement generally will accrue interest at a rate equal to the one-year LIBOR rate plus 500 basis points; provided, however, that interest will accrue at a rate equal to the one-year LIBOR rate plus 200 basis points if the Company is unable to make such payment as a result of limitations imposed by existing credit agreements. In addition, as described above, the Company may be required to defer or partially defer payments under the Tax Receivable Agreement in certain circumstances during the five-year period commencing on October 1, 2014.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Tax Receivable Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Spark HoldCo, LLC Second Amended and Restated Limited Liability Agreement

On August 1, 2014, in connection with the closing of the Offering, the Company entered into the Spark HoldCo LLC Agreement by and among the Company, Spark HoldCo, NuDevco Retail Holdings and NuDevco Retail. In accordance with the terms of the Spark HoldCo LLC Agreement, NuDevco Retail Holdings and NuDevco Retail will generally have the right to exchange their Spark HoldCo Units (and a corresponding number of shares of the Company’s Class B Common Stock) for shares of the Company’s Class A Common Stock at an exchange ratio of one share of Class A Common Stock for each Spark HoldCo Unit (and corresponding share of Class B Common Stock) exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications. At Spark HoldCo’s option, Spark HoldCo may give NuDevco Retail Holdings or NuDevco Retail cash in an amount equal to the Cash Election Amount (as defined below) of the shares of Class A Common Stock. The Company is obligated to facilitate an exchange for shares of Class A Common Stock through a contribution of shares of Class A

Common Stock to Spark HoldCo LLC or, alternatively, the Company has the right to acquire the subject Spark HoldCo Units and corresponding shares of Class B Common Stock from NuDevco Retail Holdings and NuDevco Retail by paying, at its option, either (x) the number of shares of Class A Common Stock NuDevco Retail Holdings or NuDevco Retail would have received in the proposed exchange or (y) cash in an amount equal to the Cash Election Amount of such shares of Class A Common Stock. “Cash Election Amount” means, with respect to the shares of Class A Common Stock to be delivered to NuDevco Retail Holdings or NuDevco Retail by Spark HoldCo pursuant to the Spark HoldCo LLC Agreement, (i) if the Company’s Class A Common Stock is then admitted to trading on a national securities exchange, the amount that would be received if the number of shares of Class A Common Stock to which NuDevco Retail Holdings or NuDevco Retail would otherwise be entitled were sold at a per share price equal to the trailing 30-day volume weighted average price of a share of Class A Common Stock on such exchange, or (ii) in the event shares of Class A Common Stock are not then admitted to trading on a national securities exchange, the value that would be obtained in an arm’s length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer and the seller, as determined by the Company. As NuDevco Retail Holdings and NuDevco Retail exchange their Spark HoldCo Units, the Company’s membership interest in Spark HoldCo will be correspondingly increased, and the number of shares of Class B Common Stock held by NuDevco will be correspondingly reduced.

Under the Spark HoldCo LLC Agreement, the Company has the right to determine when distributions will be made to the holders of Spark HoldCo Units and the amount of any such distributions. If the Company authorizes a distribution, such distribution will be made to the holders of Spark HoldCo Units on a pro rata basis in accordance with their respective percentage ownership of Spark HoldCo Units. The Spark HoldCo LLC Agreement provides, to the extent Spark HoldCo has available cash and is not prevented by restrictions in any of its credit agreements, for distributions pro rata to the holders of Spark HoldCo Units such that the Company receives an amount of cash sufficient to fund the targeted quarterly dividend the Company intends to pay to holders of its Class A Common Stock and payments under the Tax Receivable Agreement.

The Spark HoldCo LLC Agreement provides that, except as otherwise determined by the Company, at any time the Company issues a share of its Class A Common Stock or any other equity security, the net proceeds received by it with respect to such issuance, if any, shall be concurrently invested in Spark HoldCo, and Spark HoldCo shall issue to the Company one Spark HoldCo Unit or other economically equivalent equity interest. Conversely, if at any time, any shares of the Company’s Class A Common Stock are redeemed, repurchased or otherwise acquired, Spark HoldCo shall redeem, repurchase or otherwise acquire an equal number of Spark HoldCo Units held by the Company, upon the same terms and for the same price, as the shares of the Company’s Class A Common Stock are redeemed, repurchased or otherwise acquired.

Spark HoldCo will be dissolved only upon the first to occur of (i) the sale of substantially all of its assets or (ii) an election by the Company to dissolve Spark HoldCo. Upon dissolution, Spark HoldCo will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including to the extent permitted by law, creditors who are members) in satisfaction of the liabilities of Spark HoldCo, (b) second, to establish cash reserves for contingent or unforeseen liabilities and (c) third, to its members in proportion to the number of Spark HoldCo Units owned by each of them.

The Spark HoldCo LLC Agreement also provides that Spark HoldCo will pay certain of the Company’s expenses attributable to its status as a public company. Such expenses include, but are not limited to, accounting and legal fees, independent director compensation, director and officer liability insurance expense, Sarbanes-Oxley compliance, transfer agent and registrar fees, tax return preparation, investor relations expense, SEC and NASDAQ compliance fees and the fees and expenses of other service providers that provide services to the Company in connection with its obligations as a publicly-traded company.

The foregoing description is qualified in its entirety by reference to the full text of the Spark HoldCo LLC Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Registration Rights Agreement

On August 1, 2014, in connection with the closing of the Offering, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) by and among the Company, NuDevco Retail Holdings and NuDevco Retail. The Registration Rights Agreement contains provisions by which the Company has agreed to register under the federal securities laws the sale of any shares of its Class A Common Stock received by NuDevco Retail Holdings or NuDevco Retail or certain of their affiliates pursuant to the Exchange Right. These registration rights are subject to certain conditions and limitations. The Company is generally obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective.

The foregoing description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Indemnification Agreements

In connection with the closing of the Offering, the Company entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company believes that the limitation of liability provision that is in its amended and restated certificate of incorporation and the indemnification agreements will facilitate the Company’s ability to continue to attract and retain qualified individuals to serve as directors and officers.

The foregoing description is qualified in its entirety by reference to the full text of the Indemnification Agreements, which are filed as Exhibits 10.5-10.12 to this Current Report on Form 8-K and are incorporated in this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The description of the Transaction Agreement provided above under Item 1.01 is incorporated in this Item 2.01 by reference. A copy of the Transaction Agreement is attached as Exhibit 4.1 and is incorporated in this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangements of a Registrant.

The description of the New Credit Facility provided above under Item 1.01 is incorporated in this Item 2.03 by reference. A copy of the New Credit Facility is attached as Exhibit 10.1 and is incorporated in this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On August 1, 2014, in connection with the closing of the Offering, the Company issued 10,750,000 shares of its Class B Common Stock in connection with the consummation of the transactions contemplated by the Transaction Agreement. The foregoing transaction was undertaken in reliance upon the exemption from the registration requirements of the Securities Act by Section 4(a)(2) thereof.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

In connection with the offering, James G. Jones II, John Eads and Kenneth M. Hartwick were elected to the board of directors of the Company (the “Board”), effective as of July 29, 2014. There are no arrangements or understandings between Messrs. Jones, Eads or Hartwick and any other person pursuant to which they were elected as directors.

There are no relationships between Messrs. Jones, Eads or Hartwick and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. As described above, the Company entered into indemnification agreements with each of its directors, including Messrs. Jones, Eads and Hartwick. The indemnification agreements of Messrs. Jones, Eads and Hartwick are attached hereto as Exhibits 10.10 through 10.12 and are incorporated in this Item 5.02 by reference.

Long-Term Incentive Plan

The Company’s Board previously adopted and established the Spark Energy, Inc. Long-Term Incentive Plan (the “LTIP”) for the employees, consultants and the directors of the Company and its affiliates who perform services for the Company. The LTIP allows for the provision of grants of: (i) incentive stock options qualified as such under U.S. federal income tax laws; (ii) stock options that do not qualify as incentive stock options; (iii) restricted stock awards; (iv) restricted stock units; (v) bonus stock; (vi) performance awards; and (vii) annual incentive awards. The compensation committee of the Board administers the LTIP. The maximum aggregate number of shares of common stock that may be issued pursuant to any and all awards under the LTIP shall not exceed 1,375,000 shares, subject to adjustment due to recapitalization or reorganization, or related to forfeitures or the expiration of awards, as provided under the LTIP. The administrator of the LTIP, at its discretion, may terminate the LTIP at any time with respect to the shares for which a grant has not previously been made. The LTIP automatically terminates on the tenth anniversary of the date it was initially adopted by the Company.

The foregoing description of the LTIP is qualified in its entirety by reference to the full text of the LTIP, which is incorporated by reference as Exhibit 10.13 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amended and Restated Certificate of Incorporation of Spark Energy, Inc.

On August 1, 2014, in connection with the closing of the Offering, the Company amended and restated its certificate of incorporation. The Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on August 1, 2014. A description of the Amended and Restated Certificate is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Amended and Restated Certificate, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Amended and Restated Bylaws of Spark Energy, Inc.

On August 1, 2014, in connection with the closing of the Offering, the Company adopted amended and restated bylaws (as amended, the “Restated Bylaws”). A description of the Restated Bylaws is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Restated Bylaws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Spark HoldCo, LLC Second Amended and Restated Limited Liability Agreement

This description of the Spark HoldCo LLC Agreement provided above under Item 1.01 is incorporated in this Item 5.03 by reference. A copy of the Spark HoldCo LLC Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Spark Energy, Inc.

3.2	Amended and Restated Bylaws of Spark Energy, Inc.

4.1	Transaction Agreement II, dated as of July 30, 2014, by and among Spark Energy, Inc., Spark HoldCo, LLC, NuDevco Retail LLC, NuDevco Retail Holdings, LLC, Spark Energy Ventures, LLC, NuDevco Partners Holdings, LLC and Associated Energy Services, LP.

10.1	Credit Agreement, dated as of August 1, 2014, by and among Spark Energy, Inc., as parent, Spark HoldCo, LLC, Spark Energy, LLC, and Spark Energy Gas, LLC, as co-borrowers, SG Americas Securities, LLC, as sole lead arranger and sole bookrunner, Natixis, New York Branch, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., New York Branch, and RB International Finance (USA) LLC, as co-documentation agent and Compass Bank, as senior managing agent.

10.2	Tax Receivable Agreement, dated as of August 1, 2014, by and among Spark Energy, Inc., NuDevco Retail Holdings, LLC, NuDevco Retail, LLC and W. Keith Maxwell III.

10.3	Spark HoldCo, LLC Second Amended and Restated Limited Liability Agreement, dated as of August 1, 2014, by and among Spark Energy, Inc., NuDevco Retail Holdings and NuDevco Retail.

10.4	Registration Rights Agreement, dated as of August 1, 2014, by and among Spark Energy, Inc., NuDevco Retail Holdings and NuDevco Retail.

†10.5	Indemnification Agreement, dated August 1, 2014, by and between Spark Energy, Inc. and W. Keith Maxwell III.

†10.6	Indemnification Agreement, dated August 1, 2014, by and between Spark Energy, Inc. and Nathan Kroeker.

†10.7	Indemnification Agreement, dated August 1, 2014, by and between Spark Energy, Inc. and Allison Wall.

†10.8	Indemnification Agreement, dated August 1, 2014, by and between Spark Energy, Inc. and Georganne Hodges.

†10.9	Indemnification Agreement, dated August 1, 2014, by and between Spark Energy, Inc. and Gil Melman.

†10.10	Indemnification Agreement, dated August 1, 2014, by and between Spark Energy, Inc. and James G. Jones II.

†10.11	Indemnification Agreement, dated August 1, 2014, by and between Spark Energy, Inc. and John Eads.

†10.12	Indemnification Agreement, dated August 1, 2014, by and between Spark Energy, Inc. and Kenneth M. Hartwick.

†10.13	Spark Energy, Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (File No. 333-197738) filed with the SEC on July 31, 2014).

†	Compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spark Energy, Inc.

By:	/s/ Gil Melman
Name:	Gil Melman
Title:	Vice President, General Counsel and Corporate Secretary

Dated: August 4, 2014

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Spark Energy, Inc.

3.2	Amended and Restated Bylaws of Spark Energy, Inc.

4.1	Transaction Agreement II, dated as of July 30, 2014, by and among Spark Energy, Inc., Spark HoldCo, LLC, NuDevco Retail LLC, NuDevco Retail Holdings, LLC, Spark Energy Ventures, LLC, NuDevco Partners Holdings, LLC and Associated Energy Services, LP.

10.1	Credit Agreement, dated as of August 1, 2014, by and among Spark Energy, Inc., as parent, Spark HoldCo, LLC, Spark Energy, LLC, and Spark Energy Gas, LLC, as co-borrowers, SG Americas Securities, LLC, as sole lead arranger and sole bookrunner, Natixis, New York Branch, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., New York Branch, and RB International Finance (USA) LLC, as co-documentation agent and Compass Bank, as senior managing agent.

10.2	Tax Receivable Agreement, dated as of August 1, 2014, by and among Spark Energy, Inc., NuDevco Retail Holdings, LLC, NuDevco Retail, LLC and W. Keith Maxwell III.

10.3	Spark HoldCo, LLC Second Amended and Restated Limited Liability Agreement, dated as of August 1, 2014, by and among Spark Energy, Inc., NuDevco Retail Holdings and NuDevco Retail.

10.4	Registration Rights Agreement, dated as of August 1, 2014, by and among Spark Energy, Inc., NuDevco Retail Holdings and NuDevco Retail.

†10.5	Indemnification Agreement, dated August 1, 2014, by and between Spark Energy, Inc. and W. Keith Maxwell III.

†10.6	Indemnification Agreement, dated August 1, 2014, by and between Spark Energy, Inc. and Nathan Kroeker.

†10.7	Indemnification Agreement, dated August 1, 2014, by and between Spark Energy, Inc. and Allison Wall.

†10.8	Indemnification Agreement, dated August 1, 2014, by and between Spark Energy, Inc. and Georganne Hodges.

†10.9	Indemnification Agreement, dated August 1, 2014, by and between Spark Energy, Inc. and Gil Melman.

†10.10	Indemnification Agreement, dated August 1, 2014, by and between Spark Energy, Inc. and James G. Jones II.

†10.11	Indemnification Agreement, dated August 1, 2014, by and between Spark Energy, Inc. and John Eads.

†10.12	Indemnification Agreement, dated August 1, 2014, by and between Spark Energy, Inc. and Kenneth M. Hartwick.

†10.13	Spark Energy, Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (File No. 333-197738) filed with the SEC on July 31, 2014).

†	Compensatory plan or arrangement.